CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2/A of Bodisen Biotech, Inc., of our report dated February 22, 2006 on our audits of the consolidated financial statements of Bodisen Biotech, Inc. as of December 31, 2005 and the results of its consolidated operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.

Los Angeles, California
April 12, 2006